UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective December 30, 2022, Alkami Technology, Inc. (the “Company) entered into a Sixth Amendment (the “Sixth Amendment”) to the Bill Pay Service Reseller Agreement (“Reseller Agreement”) with CU Cooperative Systems, Inc. d/b/a CO-OP Solutions, a California cooperative corporation (“CO-OP”). As previously disclosed, Todd Clark, who is a member of the Company’s Board of Directors, is the President and Chief Executive Officer of CO-OP.
The Sixth Amendment reduces the bill payment per-transaction fees and reduces the contractual minimum fees to be paid by the Company in exchange for, among other things, the Company paying a license fee and extending the term of the Reseller Agreement for an additional year.

The foregoing description of the Sixth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete terms of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1*	Sixth Amendment to Bill Pay Service Reseller Agreement, dated as of December 30, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
*Certain confidential portions of this Exhibit, marked by brackets and asterisks ([***]), have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the confidential omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkami Technology, Inc.

Date:	January 3, 2023	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer